UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 11, 2006 (October 5, 2006)
Magellan Petroleum Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255

(Commission File Number)	(IRS Employer Identification No.)

10 Columbus Boulevard, Hartford, CT	06106

(Address of Principal Executive Offices)	(Zip Code)
860-293-2006

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 5, 2006, Magellan Petroleum Corporation, a Delaware corporation (the “Company”), entered into an indemnification agreement with Robert Mollah, who was previously elected to fill a newly-created vacancy on the Company’s Board of Directors on September 5, 2006. The indemnification agreement with Mr. Mollah is identical to the indemnification agreements previously entered into by the Company with each of its directors and with Daniel J. Samela, the Company’s President, and with Edward B. Whittemore, the Company’s Secretary. Under the agreements, the Company has agreed to hold harmless and indemnify each of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law and to provide expense advancement and directors and officers insurance for its directors and officers.
     A copy of the form of indemnification agreement for the Company’s directors and officers is filed herewith as Exhibit 10.1 and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

10.1	Form of Indemnification Agreement for Directors and Officers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ Daniel J. Samela Name: Daniel J. Samela
Title: President, Chief Executive Officer

Dated: October 11, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement for Directors and Officers